SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

CYTRX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15327	58-1642740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California		90049
(Address of Principal Executive Offices)		(Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2011, CytRx Corporation (“we,” “us,” “our” and the “Company”) entered into an underwriting agreement with Cowen and Company, LLC and Roth Capital Partners, LLC relating to our public offering of (i) 39,200,000 shares of common stock at a public offering price of $0.51 per share and (ii) warrants to purchase up to 39,200,000 shares of an common stock at a public offering price of $0.01 per warrant for total gross proceeds of approximately $20.4 million. The warrants are immediately exercisable at an exercise price of $0.64 per share, subject to adjustment, and will expire unless exercised, on the fifth anniversary of the date of issuance.

We expect the offering to close on August 1, 2011, subject to the satisfaction of customary closing conditions. The net proceeds to us are expected to be approximately $19 million, less the underwriting discount and after deducting estimated offering expenses payable by us. The offering is being made pursuant to a preliminary prospectus supplement dated July 26, 2011 and an accompanying prospectus dated December 13, 2010 under our existing shelf registration statement on Form S-3 (File No. 333-170437), which was filed with the Securities and Exchange Commission on November 8, 2010 and declared effective on December 14, 2010.

The underwriting agreement contains customary representations, warranties and covenants by us, customary conditions to closing, indemnification obligations of the Company and the underwriters, including with respect to liabilities under the Securities Act of 1933, as amended, as well as customary termination provisions.

The underwriting agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the underwriting agreement were made only for purposes of the underwriting agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the underwriting agreement.

A copy of the opinion of TroyGould PC relating to the legality of the offered securities is attached as Exhibit 5.1 hereto. Copies of the underwriting agreement and of the form of warrant are filed herewith as Exhibits 1.1 and 4.1, respectively, and incorporated herein by reference. The foregoing description of the offering and the related documentation does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 8.01 Other Events

On July 26, 2011, we issued a press release announcing the offering. On July 27, 2011, we issued a press release announcing the pricing of the offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01 Exhibits

(d)	Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2011	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated as of July 27, 2011 by and among CytRx Corporation, Cowen and Company, LLC and Roth Capital Partners, LLC

4.1	Form of 2011 Warrant

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (contained in Exhibit 5.1 above)

99.1	Press release of CytRx Corporation issued July 26, 2011

99.2	Press release of CytRx Corporation issued July 27, 2011